UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 30, 2006

MedAire, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	C025328-02	86-0528631
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

80 E. Rio Salado Parkway, Suite 610, Tempe, Arizona		85281
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480-333-3764

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01 Changes in Registrant's Certifying Accountant.

On June 30, 2006 the Audit and Corporate Governance Committee (the "Committee") of MedAire, Inc. (the "Company") elected to accept a proposal submitted by Epstein Weber and Conover, PLC ("EWC") and the Company’s current audit firm of McGladrey & Pullen, LLP ("McGladrey") was dismissed. Effective immediately, EWC will serve as the outside auditing firm for the Company. During the two most recent fiscal years and through June 30, 2006, the Company has not consulted with EWC regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1) (iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is described in Item 304 (a)(1)(v) of Regulation S-K.

McGladrey's audit reports on the Company's financial statements for the fiscal years ended December 31, 2005 and December 31, 2004 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2005 and December 31, 2004, and the period through the date of this Current Report on Form 8-K, there were no disagreements with McGladrey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to McGladrey's satisfaction, would have caused McGladrey to make reference to the subject matter of the disagreement in connection with its report on the Company's financial statements for such years.

The Company’s management, with the participation of the Company’s Chief Executive Officer, Chief Financial Officer and Corporate Controller, evaluated the effectiveness of the Company’s disclosure controls and procedures as of December 31, 2005. In connection with our review of our consolidated financial statements for the six months ended June 30, 2005 and for the year ended December 31, 2005 and the review and audit of those statements by our independent auditors, we determined that our fiscal year 2005 year-end closing process did not ensure that all significant elements of our consolidated financial statements were adequately reviewed and reported on a timely basis. In our post-closing and audit processes, certain issues were discovered by us and our independent auditors that resulted in adjustments to our consolidated financial statements. We discussed these matters before our consolidated financial statements for the year ended December 31, 2005 were completed, and they were properly accounted for in our consolidated financial statements. However, we concluded that the failure to discover these items in our regular closing process was a result of a significant deficiency that constituted a material weakness in the design or operation of our internal controls over financial reporting. Our management is working to identify and implement corrective actions where required to improve the effectiveness and timeliness of our internal controls, including the enhancement of our systems and procedures. Based on that evaluation, the Chief Executive Officer, Chief Financial Officer and Corporate Controller concluded that the Company’s disclosure controls and procedures as of December 31, 2005 were not properly designed and were not functioning effectively to provide reasonable assurance that the information required to be disclosed by the Company in reports filed under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the time period specified in the SEC’s rules and forms.

As required by Item 304(a)(3) of Regulation S-K, the Company has provided McGladrey with a copy of this Report on Form 8-K and has requested that McGladrey furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether McGladrey agrees with the statements made by the Company in this Current Report on Form 8-K and, if not, stating the respects in which it does not agree. A copy of this letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

16.1 Letter dated July 6, 2006 from McGladrey & Pullen, LLP

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedAire, Inc.

July 6, 2006	By:	James A. Williams

Name: James A. Williams
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

16.1	Letter dated July 6, 2006 from McGladrey & Pullen, LLP